EXHIBIT 99.1

Nanophase Reports Record 2018 Revenue; Outlook for Solésence and Mineral UV Absorbers Strong

The Company’s financial conference call is scheduled for March 28th at 11am EDT

ROMEOVILLE, Ill., March 27, 2019 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the fourth quarter and fiscal year ended December 31, 2018.

“We are in the right markets at the right time,” commented Nanophase CEO and President Jess Jankowski. "The markets for our minerals-based personal care ingredients and Solésence products continue to improve, with consumers and regulators recognizing the health and environmental advantages of our technologies.”

“Our Solésence business just enjoyed another product launch through a leading natural skin and body care products company, resulting in low six-figure revenue for the first quarter of 2019.  This product has already received recognition as being one of the best in its class.  We are expecting a number of additional brands to launch products through Solésence in the second quarter.”

“We achieved record revenue in 2018, representing growth of 14% year-over-year, driven by a temporary increase in personal care ingredients sales, and $1.3M in revenue from 2018 Solésence product launches.  In 2019, through new launches and re-orders, we expect Solésence volume to be a multiple of 2018’s.”

Twelve Months Ended December 31, 2018 Financial Highlights

  Revenue for fiscal year 2018 was $14.2 million, vs. $12.5 million reported during the same period of 2017.
  The net loss for fiscal year 2018 was $2.1 million, or a loss of $0.06 per share, compared to a net loss of $0.8 million, or $0.03 per share, for the comparable period of 2017.
  The Company finished the year with approximately $1.3 million in cash and cash equivalents; which included $0.8M from a short-term line of credit.

Fourth Quarter 2018 Financial Highlights

  Revenue for the fourth quarter was $3.2 million in 2018, vs. $2.6 million in 2017.
  The net loss for the quarter was $1.1 million in 2018, or $0.03 per share, compared to a net loss of $0.2 million, or $0.01 per share, for 2017.

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Jankowski continued, “Clearly, the financial results in 2018 were not indicative of the progress we’ve made in our Solésence-driven growth strategy.  A series of costs related to our first consumer-ready product launches, as well as other variables, resulted in a poor bottom line.  We don’t expect these results to reflect future performance.  We are making exciting and life-enhancing products that the markets desire, and we expect 2019 to reflect that with the continued growth of Solésence.”

Fourth Quarter and 2018 Fiscal Year Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for March 28, 2019, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 5399757.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31,
	2018	December 31,
ASSETS	(Unaudited)	2017

Current assets:
Cash and cash equivalents	$1,345,492	$1,955,073
Trade accounts receivable, less allowance for doubtful accounts of $9,000
and $5,000 on December 31, 2018 and December 31, 2017 respectively	828,417	1,114,702
Inventories, net	2,242,228	1,138,870
Prepaid expenses and other current assets	273,235	415,192
Total current assets	4,689,372	4,623,837

Equipment and leasehold improvements, net	1,864,881	1,624,359
Other assets, net	14,928	17,410
	$6,569,181	$6,265,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	832,272	-
Line of credit, bank	-	300,000
Current portion of capital lease obligations	218,203	142,912
Accounts payable	1,607,406	1,037,784
Accrued expenses	979,243	542,810
Total current liabilities	3,637,124	2,023,506

Long-term portion of capital lease obligations	506,006	415,887
Long-term loan, related party	500,000	-
Long-term deferred rent	343,867	409,790
Asset retirement obligation	198,184	184,518
Total long-term liabilities	1,548,057	1,010,195

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 shares authorized;
	33,847,793 and 31,229,996 shares issued and outstanding on December 31, 2018
and December 31, 2017, respectively	339,117	338,478
Additional paid-in capital	98,795,105	98,562,750
Accumulated deficit	(97,750,222)	(95,669,323)
Total stockholders' equity	1,384,000	3,231,905
	$6,569,181	$6,265,606

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Product revenue, net	$3,138,245	$2,604,088	$14,039,681	$12,128,936
Other revenue	18,407	14,715	152,850	342,019
Net revenue	3,156,652	2,618,803	14,192,531	12,470,955

Operating expense:
Cost of revenue	2,738,511	1,757,983	10,902,561	8,620,453
Gross profit	418,141	860,820	3,289,970	3,850,502

Research and development expense	545,014	381,856	2,057,466	1,735,687
Selling, general and administrative expense	956,573	683,256	3,255,913	2,886,282
Income/(Loss) from operations	(1,083,446)	(204,292)	(2,023,409)	(771,467)
Interest income	-	-	-	-
Interest expense	(25,851)	(9,444)	(57,492)	(34,355)
Other, net	-	(1,021)	-	16,855
Income/(Loss) before provision for income taxes	(1,109,297)	(214,757)	(2,080,901)	(788,967)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(1,109,297)	$(214,757)	$(2,080,901)	$(788,967)

Net income/(loss) per share- basic and diluted	$(0.03)	$(0.01)	$(0.06)	$(0.03)

Weighted average number of basic and diluted
common shares outstanding	33,911,792	33,515,211	33,871,815	31,335,956

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Product revenue, net	$3,138,245	$2,604,088	$14,039,681	$12,128,936
Other revenue	18,407	14,715	152,850	342,019
Net revenue	3,156,652	2,618,803	14,192,531	12,470,955

Operating expense:
Cost of revenue detail:
Depreciation	58,552	67,881	253,475	279,286
Non-Cash equity compensation	8,886	6,194	30,653	24,279
Other costs of revenue	2,671,073	1,683,908	10,618,433	8,316,888
Cost of revenue	2,738,511	1,757,983	10,902,561	8,620,453
Gross profit	418,141	860,820	3,289,970	3,850,502

Research and development expense detail:
Depreciation	11,139	8,767	40,318	46,748
Non-Cash equity compensation	14,453	11,077	53,216	47,343
Other research and development expense	519,422	362,012	1,963,932	1,641,596
Research and development expense	545,014	381,856	2,057,466	1,735,687

Selling, general and administrative expense detail:
Depreciation and amortization	12,479	5,126	27,786	18,114
Non-Cash equity compensation	34,750	25,842	120,492	111,041
Other selling, general and administrative expense	909,344	652,288	3,107,635	2,757,127
Selling, general and administrative expense	956,573	683,256	3,255,913	2,886,282
Income/(Loss) from operations	(1,083,446)	(204,292)	(2,023,409)	(771,467)
Interest income	-	-	-	-
Interest expense	(25,851)	(9,444)	(57,492)	(34,355)
Other, net	-	(1,021)	-	16,855
Income/(Loss) before provision for income taxes	(1,109,297)	(214,757)	(2,080,901)	(788,967)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(1,109,297)	$(214,757)	$(2,080,901)	$(788,967)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	25,851	9,444	57,492	34,355
Addback Depreciation/Amortization	82,170	81,774	321,579	344,148
Addback Non-Cash Equity Compensation	58,089	43,113	204,361	182,663
Addback Other, net	-	1,021	-	(16,855)

Adjusted EBITDA	$(943,187)	$(79,405)	$(1,497,469)	$(244,656)

COMPANY CONTACT
Investor Relations
630-771-6705